HEOP 2007 results
January 23, 2008

Contacts:	Lawrence P. Ward, CEO Margaret Torres, CFO 805-369-5200

Heritage Oaks Bancorp Reports Record 2007 Profits,
Stable Asset Quality and Strong Loan and Deposit Growth

Paso Robles, CA - January 23, 2008 - Heritage Oaks Bancorp (NASDAQ: HEOP), the parent company of Heritage Oaks Bank, today reported preliminary financial results for 2007. Substantial loan and deposit growth, both organic and through its acquisition of Business First National Bank of Santa Barbara, contributed to record profits for the year ended December 31, 2007. In 2007, the company earned $6.9 million, or $1.00 per diluted share, compared to $6.6 million, or $1.01 per diluted share, in 2006. For the fourth quarter of 2007 net income increased 20% to $2.0 million, or $0.26 per diluted share, compared to $1.6 million, or $0.25 per diluted share, in the fourth quarter of 2006.

On October 12, 2007 Heritage Oaks Bancorp closed its acquisition of Business First National Bank of Santa Barbara in a stock and cash transaction valued at approximately $20 million. The company issued 850,213 new shares in conjunction with this acquisition, adding two full-service branches, $133 million in deposits and $124 million in loans. In connection with the transaction, Business First National Bank was merged with and into Heritage Oaks Bank and now operates as a division of Heritage Oaks Bank. The merger is expected to be accretive to earnings in 2008.

“Completing our acquisition of Business First National Bank of Santa Barbara in the fourth quarter enabled us to expand our branch network into a larger and more affluent market and added a complementary mix of loans and deposits to our balance sheet” stated Lawrence P. Ward, President and CEO. “With excellent asset quality and a well diversified portfolio of commercial loans, we are continuing to build a strong platform for growth in the attractive Central Coast markets.”

2007 Highlights:
•	Net income increased 4% to $6.9 million, or $1.00 per diluted share.
•	Asset quality remained strong, with non-performing assets equaling just 0.05% of total assets.
•	Core deposits increased by 46% over a year ago, and represent 88% of total deposits.
•	Gross loans increased 38% to $613 million.
•	Return on average equity was 12.4% and return on average assets was 1.14%.
•	Net interest margin was 5.47%.

HEOP 2007 results
January 23, 2008

Balance Sheet

Loans

The following table illustrates Loan Growth excluding the Business First Division:

Excludes Business First Bank	12/31/07	12/31/06	$Variance vs.	% Variance vs.
Account Type	Heritage	Heritage	2006	2006
Commercial, financial and agricultural	$94,968	$84,976	$9,992	11.76%
Real estate - construction	110,073	105,712	$4,361	4.13%
Real estate - commercial	242,193	237,401	$4,792	2.02%
Home equity lines of credit	9,167	10,792	$(1,625)	-15.06%
Installment loans to individuals	5,040	5,598	$(558)	-9.96%
All other loans (including overdrafts)	455	504	$(49)	-9.73%
Total Gross Loans	$461,896	$444,983	$16,913	3.80%

The following Table illustrates Loan Growth including the Business First Division:

Includes Business First Bank	12/31/07	12/31/06	$Variance vs.	% Variance vs.
Account Type	Total	Total	2006	2006
Commercial, financial and agricultural	$146,080	$84,976	$61,104	71.91%
Real estate - construction	118,200	105,712	$12,488	11.81%
Real estate - commercial	322,928	237,401	$85,527	36.03%
Home equity lines of credit	17,470	10,792	$6,678	61.88%
Installment loans to individuals	7,977	5,598	$2,379	42.50%
All other loans (including overdrafts)	562	504	$58	11.55%
Total Gross Loans	$613,217	$444,983	$168,234	37.81%

“The loans added from Business First are primarily Real Estate loans, all of which have undergone a thorough underwriting by our lenders to make sure they conform to our standards,” said Ward. “These loans, along with our internally generated loans, combined to increase the Real Estate (other) loans in our portfolio by 36%.” Net loans grew 38% to $605 million at December 31, 2007, from $439 million a year earlier. Of the total growth in loans 34% came from the Business First acquisition and 4% came from organic growth.

The following tables provide a break-down of the Bank’s Construction / Land and Commercial Real Estate loan portfolios as of December 31, 2007:

Construction / Land:

Single Family Residences	Single Family Residences - Spec.	Tract	Land	Other	Ow ner Occupied	Hospitality
10%	11%	1%	26%	26%	12	14%

Commercial Real Estate:

Commercial/Industrial	Retail	Professional	Hospitality	Multi-Family	Farm Land	Other
21%	17%	21%	18%	4%	4%	15%

Deposits

“Building core deposits to fund our loan growth will continue to be a focal point for us in 2008,” said Ward. “Last year we implemented a strategy of funding our increased loan demand through a new variable interest rate money market account. We also used this new account to help replace higher cost borrowings. Consequently, savings, NOW and money market balances more than doubled and total deposits increased 53% since the end of December 2006. Of that deposit growth, 29% came from the Business First acquisition and 24% came from internal growth. Additionally, these deposits vary with market rate changes, and are thus, much more complementary funding source for our primarily floating rate loan portfolio.” Total deposits grew 53% to $645 million at the end of 2007, compared to $421 million at the end of 2006 and total assets increased 38% to a record $746 million at year-end, compared to $542 million a year earlier.

HEOP 2007 results
January 23, 2008

The following table illustrates Deposit Growth excluding the Business First Division:

Excludes Business First Bank	12/31/07	12/31/06	$Variance vs.	% Variance vs.
Account Type	Heritage	Heritage	2006	2006
Demand Deposits	$123,392	$153,005	$(29,613)	-19.35%
Interest Checking	57,369	45,164	$12,205	27.02%
Savings	18,830	23,406	$(4,576)	-19.55%
Money Market	180,077	77,540	$102,537	132.24%
Time Deposits	141,515	121,406	$20,109	16.56%
Total Deposits	$521,184	$420,521	100,663	23.94%

The following Table illustrates Deposit Growth including the Business First Division:

Includes Business First Bank	12/31/07	12/31/06	$Variance vs.	% Variance vs.
Account Type	Total	Total	2006	2006
Demand Deposits	$153,684	$153,005	$679	0.44%
Interest Checking	69,558	45,164	$24,394	54.01%
Savings	41,599	23,406	$18,193	77.73%
Money Market	206,754	77,540	$129,214	166.64%
Time Deposits	173,214	121,406	$51,808	42.67%
Total Deposits	$644,808	$420,521	224,287	53.34%

Due to the significant deposit growth, Heritage Oaks reduced its Federal Home Loan Bank (FHLB) borrowings by $42 million in 2007. “We believe that we saved approximately 20-30 basis points by replacing FHLB borrowings with relationship core deposits,” Ward noted. On September 20, 2007, the company issued $5.0 million in trust preferred securities. The Company is using the funds for general corporate purposes, including the acquisition of Business First.

Asset Quality
Asset quality remains strong with non-performing assets totaling only $338,000, or 0.05% of total assets at year-end. Three months earlier, Heritage Oaks’ non-performing assets totaled $641,000, or 0.11% of total assets. Despite the strong asset quality, Heritage Oaks has increased its allowance for loan losses to $6.1 million, or 1.00% of total loans at year-end compared to $4.1 million or 0.92% of total loans at December 31, 2006. “Our non-performing loans consist of four loans, of which, one for approximately $260 thousand that is real estate secured has a Loan To Value (LTV) of approximately <65% and is current, two loans that are less than $20 thousand each and are paying as agreed, and one less than $50 thousand that is in the process of collection. We are closely monitoring all delinquent loans, reviewing them weekly and do not anticipate at this time any significant increase in non-performing loans. As a business bank, we do not hold any residential mortgages in our portfolio and have no direct exposure to the subprime mortgage situation. We are keeping a close eye on all our lending relationships, and frequently review our loan portfolio to maintain strong asset quality,” added Ward.

Operating Results
“Although our net interest margin contracted as a result of our acquisition of Business First, the decline was not as significant as we thought it would be,” Ward said. “Core deposit growth, generated by the success of our program to increase money market account balances contributed to keeping our margin above peer levels.” In 2007, the net interest margin was 5.47% compared to 5.94% in 2006. For the fourth quarter, the net interest margin was 5.33% compared to 5.44% in the previous quarter and 5.72% in the fourth quarter a year ago.

Total revenues, consisting of net interest income before the provision for loan losses and non-interest income, increased 12% to $35.8 million in 2007 compared to $32.0 million a year ago. For the year, approximately 4% of the revenue increase was the result of the acquisition of Business First. Fourth quarter revenues grew 24% to $10.2 million from $8.3 million in the same quarter of 2006. For the quarter, approximately 15% of the revenue increase was the result of the acquisition of Business First. Net interest income increased 12% to $30.4 million in 2007 compared to $27.1 million in 2006. In the fourth quarter, net interest income increased 26% to $8.8 million, from $7.0 million a year ago. Interest and fees on loans increased 31% for the fourth quarter and 25% for the year compared to last year while interest expense increased by 47% and 58% for that same 3 month and 12 month time frame.

HEOP 2007 results
January 23, 2008

Non-interest income was $5.3 million in 2007, compared to $5.0 million in 2006. A recovery of approximately $200,000 from a 2001 operational loss is included in other non-interest income during the fourth quarter of 2006. For the fourth quarter of 2007, non-interest income increased 11% to $1.4 million, compared to $1.3 million in the fourth quarter of 2006.

Total non-interest expense increased 14% to $23.9 million in 2007, from $21.0 million in 2006. In the fourth quarter, non-interest expenses were $6.9 million compared to $5.5 million in the fourth quarter a year ago. “Our increase in salary and employee benefits and the increased occupancy costs are directly a result of our larger organization due to both the acquisition of Business First and our organic growth in 2007,” said Ward. “Additionally, our occupancy expense increased in the second half of 2007 due to a sale leaseback transaction that was finalized in June 2007. The offset to this additional expense is an increase in interest income resulting from the investment of the funds we received by selling the properties.”

The provision for income tax was approximately 200 basis points higher at 38.26 % in 2007 compared to 36.27 % in 2006. The amount of the tax provision is determined by applying the Company’s statutory income tax rates to pre-tax book income, adjusted for permanent differences between pre-tax book income and actual taxable income. Such permanent differences include but are not limited to tax-exempt interest income, and increases in the cash surrender value of bank-owned life insurance.

Performance Measures
Return on average assets was 1.11% in the fourth quarter and 1.14% for the year, compared to 1.23% and 1.32% for the respective periods in 2006. Return on average equity was 11.7% for the fourth quarter of 2007 and 12.4% for the year, compared to 13.5% and 14.1% in their respective periods in 2006.

The efficiency ratio was 67.3% in the fourth quarter of 2007 compared to 66.9% in the previous quarter and 67.1% in the fourth quarter a year ago. For all of 2007, the efficiency ratio was 66.8% compared to 65.5% in 2006. The efficiency ratio measures operating expenses as a percent of revenues.

Shareholders’ equity increased 40% to $69.5 million compared to $49.5 million a year ago. Book value per share was $9.49 at December 31, 2007, compared to $7.80 per share a year earlier. Tangible book value per share was $7.32 at December 31, 2007, compared to $6.84 a year earlier.

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank which operates as Heritage Oaks Bank and Business First, a division of Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus two branch offices in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton and Morro Bay and three branch offices in Santa Maria. Heritage conducts commercial banking business in San Luis Obispo County and Northern Santa Barbara County. The Business First division has two branch offices in Santa Barbara. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to the ability to successfully integrate the operations of Business First National Bank, increased profitability, continued growth, the Bank’s beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Bank’s operations, interest rates and financial policies of the United States government, general economic conditions and California’s energy crisis. Additional information on these and other factors that could affect financial results are included in Heritage Oaks Bancorp’s Securities and Exchange Commission filings. If any of these risks or uncertainties materialize or if any of the assumptions underlying such forward-looking statements proves to be incorrect, Heritage Oaks Bancorp’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. Heritage Oaks Bancorp assumes no obligation to update such forward-looking statements.

HEOP 2007 results
January 23, 2008

Heritage Oaks Bancorp
Consolidated Balance Sheets
(dollars in thousands except share data)

	(unaudited	(unaudited)	(audited)	Percentage Change vs.
	12/31/2007	9/30/2007	12/31/2006	9/30/2007	12/31/2006
Assets
Cash and due from banks	$23,254	$20,316	$19,164	14.5%	21.3%
Federal funds sold	23,165	14,260	3,870	62.4%	498.6%
Total cash and cash equivalents	46,419	34,576	23,034	34.3%	101.5%

Interest bearing deposits with other banks	330	1,718	318	-80.8%	3.8%
Securities available for sale	47,556	34,854	38,445	36.4%	23.7%
Federal Home Loan Bank Stock, at cost	3,045	2,171	2,350	40.3%	29.6%
Loans held for sale	902	902	1,764	0.0%	-48.9%
Loans, net (1)	605,342	468,966	439,277	29.1%	37.8%
Property, premises and equipment	6,390	5,017	14,581	27.4%	-56.2%
Cash surrender value of life insurance	9,923	9,716	9,435	2.1%	5.2%
Deferred tax assets	5,084	4,964	2,414	2.4%	110.6%
Goodwill	11,117	4,865	4,865	128.5%	128.5%
Core deposit intangible	4,551	883	1,148	415.4%	296.4%
Other assets	4,895	4,058	4,143	20.6%	18.2%
Total assets	$745,554	$572,690	$541,774	30.2%	37.6%

Liabilities
Deposits:
Non-interest bearing demand	$153,684	$130,221	$153,005	18.0%	0.4%
Savings, NOW, and money market	317,911	215,576	146,110	47.5%	117.6%
Time deposits of $100K or more	75,966	50,666	30,630	49.9%	148.0%
Time deposits under $100K	97,247	99,847	90,776	-2.6%	7.1%
Total deposits	644,808	496,310	420,521	29.9%	53.3%
FHLB advances and other borrowings	8,000	-	50,000	-	-84.0%
Securities sold under agreements to repurchase	1,936	1,464	1,364	32.2%	41.9%
Junior subordinated debentures	13,403	13,403	16,496	0.0%	-18.8%
Other liabilities	7,957	7,663	3,921	3.8%	102.9%
Total liabilities	676,104	518,840	492,302	30.3%	37.3%
Stockholders' equity
Common stock, no par value; 20,000,000 shares
authorized; issued and outstanding 7,317,932; 6,469,653;
and 6,345,639 for December 31, 2007; September 30, 2007
and December 31, 2006 respectively	43,996	29,976	29,247	46.8%	50.4%
Additional paid in capital	672	600	336	12.0%	100.0%
Retained earnings	24,598	23,205	19,809	6.0%	24.2%
Accumulated other comprehensive income	184	69	80	166.7%	130.0%
Total stockholders' equity	69,450	53,850	49,472	29.0%	40.4%
Total liabilities and stockholders' equity	$745,554	$572,690	$541,774	30.2%	37.6%

(1)	Loans are net of deferred loan fees of $1,732; $1,941; $1,625 and allowance for loan losses of $6,143; $4,720; $4,081.
for December 31, 2007, September 30, 2007, and December 31, 2006 respectively.

HEOP 2007 results
January 23, 2008

Heritage Oaks Bancorp
Consolidated Statements of Income
(dollars in thousands except share data)

	(unaudited)	(unaudited)	(unaudited)
	For the Three Months Ended			Percentage Change Vs.
	12/31/2007	9/30/2007	12/31/2006	9/30/2007	12/31/2006
Interest Income:
Interest and fees on loans	$12,337	$10,058	$9,423	22.7%	30.9%
Investment securities	609	426	426	43.0%	43.0%
Federal funds sold and commercial paper	208	385	35	-46.0%	494.3%
Time certificates of deposit	1	1	48	0.0%	-97.9%
Total interest income	13,155	10,870	9,932	21.0%	32.5%
Interest Expense:
NOW accounts	135	55	20	145.5%	575.0%
MMDA accounts	1,582	1,216	622	30.1%	154.3%
Savings accounts	169	21	24	704.8%	604.2%
Time deposits of $100K or more	926	610	199	51.8%	365.3%
Other time deposits	1,198	1,229	1,174	-2.5%	2.0%
Other borrowed funds	364	411	942	-11.4%	-61.4%
Total interest expense	4,374	3,542	2,981	23.5%	46.7%
Net interest income before provision for loan losses	8,781	7,328	6,951	19.8%	26.3%
Provision for loan losses	140	210	120	-33.3%	16.7%
Net interest income after provision for loan losses	8,641	7,118	6,831	21.4%	26.5%
Non Interest Income:
Service charges on deposit accounts	829	645	581	28.5%	42.7%
Other income	610	664	720	-8.1%	-15.3%
Total non-interest income	1,439	1,309	1,301	9.9%	10.6%
Non-Interest Expense:
Salaries and employee benefits	3,819	3,238	3,039	17.9%	25.7%
Occupancy and equipment	1,130	830	706	36.1%	60.1%
Other expenses	1,925	1,709	1,794	12.6%	7.3%
Total non-interest expenses	6,874	5,777	5,539	19.0%	24.1%
Income before provision for income taxes	3,206	2,650	2,593	21.0%	23.6%
Provision for income taxes	1,228	1,022	944	20.2%	30.1%
Net Income	$1,978	$1,628	$1,649	21.5%	20.0%

Average basic shares outstanding	7,316,866	6,472,653	6,355,466
Average diluted shares outstanding	7,511,625	6,679,114	6,598,355
Basic earnings per share	$0.27	$0.25	$0.26
Fully diluted earnings per share	$0.26	$0.24	$0.25

HEOP 2007 results
January 23, 2008

Heritage Oaks Bancorp
Consolidated Statements of Income
(dollars in thousands except share data)

	(unaudited)	(unaudited)	(unaudited)	Percent Change	Percent Change
	For the Years Ended			12/31/2007 vs.	12/31/2006 vs.
	12/31/2007	12/31/2006	12/31/2005	12/31/2006	12/31/2005
Interest Income:
Interest and fees on loans	$42,425	$33,897	$27,399	25.2%	23.7%
Investment securities	1,956	1,927	2,100	1.5%	-8.2%
Federal funds sold and commercial paper	785	539	667	45.6%	-19.2%
Time certificates of deposit	8	9	9	-11.1%	0.0%
Total interest income	45,174	36,372	30,175	24.2%	20.5%
Interest Expense:
NOW accounts	262	86	89	204.7%	-3.4%
MMDA accounts	4,411	2,309	1,504	91.0%	53.5%
Savings accounts	238	102	102	133.3%	0.0%
Time deposits of $100K or more	2,046	626	413	226.8%	51.6%
Other time deposits	4,914	3,845	1,371	27.8%	180.5%
Other borrowed funds	2,880	2,348	1,537	22.7%	52.8%
Total interest expense	14,751	9,316	5,016	58.3%	85.7%
Net interest income before provision for loan losses	30,423	27,056	25,159	12.4%	7.5%
Provision for loan losses	660	600	710	10.0%	-15.5%
Net interest income after provision for loan losses	29,763	26,456	24,449	12.5%	8.2%
Non Interest Income:
Service charges on deposit accounts	2,774	2,427	2,430	14.3%	-0.1%
Other income	2,575	2,525	2,579	2.0%	-2.1%
Total non-interest income	5,349	4,952	5,009	8.0%	-1.1%
Non-Interest Expense:
Salaries and employee benefits	13,501	11,573	9,746	16.7%	18.7%
Occupancy and equipment	3,381	2,607	2,491	29.7%	4.7%
Other expenses	7,026	6,775	6,481	3.7%	4.5%
Total non-interest expenses	23,908	20,955	18,718	14.1%	12.0%
Income before provision for income taxes	11,204	10,453	10,740	7.2%	-2.7%
Provision for income taxes	4,287	3,791	4,103	13.1%	-7.6%
Net Income	$6,917	$6,662	$6,637	3.8%	0.4%

Average basic shares outstanding	6,651,594	6,333,924	6,167,937
Average diluted shares outstanding	6,884,575	6,595,793	6,551,389
Basic earnings per share	$1.04	$1.05	$1.08
Fully diluted earnings per share	$1.00	$1.01	$1.01

HEOP 2007 results
January 23, 2008

Additional Financial Information	For the Quarters Ended			Percentage Change vs.
(dollars in thousands)	12/31/2007	9/30/2007	12/31/2006	9/30/2007	12/31/2006

LOANS
Commercial, financial and agricultural	$146,080	$101,748	$84,976	43.6%	71.9%
Real estate - construction/land	118,200	105,054	105,712	12.5%	11.8%
Real estate - other	322,928	253,860	237,401	27.2%	36.0%
Home equity lines of credit	17,470	8,897	10,792	96.4%	61.9%
Installment loans to individuals	7,977	5,580	5,598	43.0%	42.5%
All other loans (including overdrafts)	562	488	504	15.2%	11.5%
Total gross loans	$613,217	$475,627	$444,983	28.9%	37.8%
Loans held for sale	$902	$902	$1,764	0.0%	-48.9%

ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$4,720	$4,520	$3,863	4.4%	22.2%
Provision expense	140	210	120	-33.3%	16.7%
Credit losses charged against allowance	(213)	(16)	(42)	1231.3%	407.1%
Recoveries of loans previously charged off	115	6	140	1816.7%	-17.9%
Credit from purchase of Business First Bank	1,381	-	-	-	-
Balance, end of period	$6,143	$4,720	$4,081	30.1%	50.5%

Net ( charge-offs ) / recoveries	$(98)	$(10)	$98	880.0%	-200.0%
Net charge-offs / average loans outstanding	0.02%	0.00%	-0.02%	681.3%	-
Allowance for loan losses / total loans outstanding	1.00%	0.99%	0.92%	0.9%	9.2%

NON-PERFORMING ASSETS
Loans on non-accrual status	$338	$641	$55	-47.3%	514.5%
Loans more than 90 days delinquent, still accruing	-	-	-	-	-
Total non-performing loans	338	641	55	-47.3%	514.5%
Other real estate owned (OREO) / repossessed assets	-	-	-	-	-
Total non-performing assets	$338	$641	$55	-47.3%	514.5%

Total non-performing assets to total assets	0.05%	0.11%	0.01%	-59.5%	346.6%

DEPOSITS
Non-interest bearing demand	$153,684	$130,221	$153,005	18.0%	0.4%

Interest-bearing demand	69,558	56,931	45,164	22.2%	54.0%
Regular savings accounts	41,599	21,606	23,406	92.5%	77.7%
Money market accounts	206,754	137,039	77,540	50.9%	166.6%
Total interest-bearing transaction and savings accounts	317,911	215,576	146,110	47.5%	117.6%

Time deposits under $100 thousand	97,247	99,847	90,776	-2.6%	7.1%
Time deposits of $100 thousand or more	75,966	50,666	30,630	49.9%	148.0%
Total time deposits	173,213	150,513	121,406	15.1%	42.7%

Total deposits	$644,808	$496,310	$420,521	29.9%	53.3%

HEOP 2007 results
January 23, 2008

PROFITABILITY / PERFORMANCE RATIOS	For the Three Months Ended			For the Twelve Months Ended
	12/31/2007	9/30/2007	12/31/2006	12/31/2007	12/31/2006
Operating efficiency	67.26%	66.89%	67.12%	66.83%	65.47%
Return on average equity	11.65%	12.09%	13.53%	12.37%	14.10%
Return on average tangible equity	14.51%	13.54%	15.46%	14.36%	16.22%
Return on average assets	1.11%	1.12%	1.23%	1.14%	1.32%
Other operating income to average assets	0.80%	0.90%	0.97%	0.88%	0.98%
Other operating expense to average assets	3.84%	3.97%	4.14%	3.95%	4.16%
Net interest income to average assets	4.91%	5.04%	5.20%	5.02%	5.37%
Non-interest income to total net revenue	14.08%	15.16%	15.77%	14.95%	15.47%

ASSET QUALITY AND CAPITAL RATIOS

Non-performing loans to total gross loans	0.06%	0.13%	0.01%
Non-performing loans as a % of ALLL	5.50%	13.58%	1.35%
Non-performing loans to primary capital	0.49%	1.19%	0.11%
Leverage ratio	9.60%	10.69%	11.00%
Tier I Risk-Based Capital Ratio	10.08%	11.65%	11.51%
Total Risk-Based Capital Ratio	11.03%	12.58%	12.36%

AVERAGE BALANCES AND RATES	For the Three Months Ended			For the Twelve Months Ended
(dollars in thousands)	12/31/2007	9/30/2007	12/31/2006	12/31/2007	12/31/2006

Average Investments	$50,525	$38,166	$41,981	$42,619	$44,089
Average federal funds sold	18,137	29,447	2,534	15,878	11,179
Average loans	585,484	466,749	437,623	497,374	400,229
Average earning assets	654,146	534,362	482,138	555,871	455,497
Average non-earning assets	61,090	46,858	52,629	54,649	52,311
Allowance for loan losses	(5,932)	(4,600)	(3,938)	(4,784)	(3,931)
Average assets	709,304	576,620	530,829	605,736	503,877
Average non-interest bearing demand deposits	151,483	133,432	142,582	141,123	146,458
Average interest bearing deposits	458,143	353,845	274,081	353,249	267,183
Average borrowings	23,634	26,804	60,638	48,363	38,568
Average non-interest bearing liabilities	8,701	9,098	5,186	7,074	4,432
Average liabilities	641,961	523,179	482,487	549,809	456,641
Average equity	67,343	53,441	48,342	55,927	47,236
Average liabilities and equity	$709,304	$576,620	$530,829	$605,736	$503,877
Interest rate yield on loans	8.36%	8.55%	8.54%	8.53%	8.47%
Interest rate yield on investments	4.79%	4.44%	4.48%	4.61%	4.39%
Interest rate yield on federal funds sold	4.55%	5.19%	5.48%	4.94%	4.82%
Interest rate yield on interest-earning assets	7.98%	8.07%	8.17%	8.13%	7.99%
Interest rate expense on deposits	2.61%	2.55%	1.94%	2.40%	1.68%
Interest rate expense on other borrowings	6.11%	6.08%	6.16%	5.95%	6.09%
Interest rate expense on interest-bearing liabilities	3.60%	3.69%	3.53%	3.67%	3.05%
Average equity to average assets	9.49%	9.27%	9.11%	9.23%	9.37%
Net interest margin	5.33%	5.44%	5.72%	5.47%	5.94%

NOTE: Transmitted on Prime Newswire on January 23, 2008 at 3:00 p.m. PST